Exhibit 32.1
CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report of CVS Health Corporation (the “Company”) on Form 10-K for the period ended December 31, 2025 (the “Report”) solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
I, J. David Joyner, President, Chief Executive Officer and Chair of the Board of the Company, certify that, to the best of my knowledge:
1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 10, 2026	/S/ J. DAVID JOYNER
J. David Joyner
President, Chief Executive Officer and Chair of the Board